As filed with the Securities and Exchange Commission on May 5, 2006
Registration No. 333-105017

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Post-Effective
Amendment No. 6
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Vestin Fund III, LLC
(Exact name of registrant as specified in its governing instruments)
8379 West Sunset Road
Las Vegas, Nevada 89113
(702) 227-0965
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Michael V. Shustek
Director
Vestin Mortgage, Inc.
8379 West Sunset Road
Las Vegas, Nevada 89113
(702) 227-0965
(Name, address, including zip code and telephone number,
including area code, of agent for service)
Copies to:

Hillel T. Cohn, Esq.
Morrison & Foerster LLP
555 West Fifth Street
Los Angeles, California 90013
(213) 892-5200
    Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be, made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Unit of Limited Liability Company Interest	12,000,000	$10.50	$126,000,000.00	$13,482.00

(1)	The number of units being registered includes units offered under our distribution reinvestment plan.

(2)	Reflects increase in initial offer price of $10 per unit to $10.50 per unit, effective December 31, 2005.

(3)	Previously paid.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      The purpose of this Amendment No. 6 to the Registration Statement on Form S-11 (File No. 333-105017) (the “Registration Statement”) is solely to update the undertakings required by Item 512 of Regulation S-K promulgated under the Securities Act of 1933, as amended, as set forth below in Item 37 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The approximate expenses to be incurred in connection with this offering are as follows:

Securities and Exchange Commission Registration Fee	$8,090
National Association of Securities Dealers, Inc. Filing Fee	10,500
Blue Sky Fees	30,000
Accounting Fees and Expenses	250,000
Legal Fees and Expenses	600,000
Printing Fees and Expenses	50,000
Mailing	30,000
Miscellaneous	240,000

Total	$1,200,000

Item 32.  Sale to Special Parties

Not applicable.

Item 33.  Recent Sales of Unregistered Securities

Not applicable.

Item 34.  Indemnification of Directors and Officers

Nevada law generally provides that a limited liability company may indemnify a manager, member, employee or agent of the company against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company. In accordance with Nevada law and pursuant to Section 3.5 of the Operating Agreement, which is included as Annex A to the Prospectus, we shall indemnify Vestin Mortgage for any loss or liability suffered by Vestin Mortgage or us if (i) Vestin Mortgage determined in good faith that the course of conduct was in our best interest, (ii) Vestin Mortgage acted on our behalf, (iii) the liability or loss was not the result of negligence or misconduct by Vestin Mortgage, and (iv) such indemnification is recoverable only out of our assets and not from the Members.

Item 35.  Treatment of Proceeds From Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a)	Financial Statements: See “Index to Financial Statements” and the financial statements appearing thereafter in Part I of Post-Effective Amendment No. 5 to Form S-11.

(b)	Exhibits: See Index to Exhibits.

Item 37.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include therein any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in any such prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

Provided, however, that paragraphs 1 (i) and (1) (ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided, however, that:

(A)
Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)
Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)
Provided further, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iv)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(v)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

(7)
To send to each limited partner at least on an annual basis a detailed statement of any transactions with the Manager or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Manager or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)	To provide to the Members the financial statements required by Form 10-K for the first full year of operations of the Company

(10)
To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing members. Each sticker supplement should disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(11)
To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 6 to Registration Statement on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada, on May 4, 2006.

VESTIN FUND III, LLC

By:	Vestin Mortgage, Inc., its sole manager

By:	/s/ MICHAEL V. SHUSTEK

Michael V. Shustek
Director and Chairman of the Board,
Chief Executive Officer and President
(Principal Executive Officer of the Manager)

By:	/s/ JOHN ALDERFER

John Alderfer
Chief Financial Officer
(Principal Financial and Accounting Officer of the Manager)

VESTIN FUND III, LLC
A Nevada Limited Liability Company

INDEX TO EXHIBITS

Exhibit Number		Exhibit Description
1.1	†	Dealer Manager Agreement
1.2	†	Selected Dealer Agreement
3	†	Articles of Organization (as amended)
4.1	***	Second Amended and Restated Operating Agreement of Registrant (included as Annex A to the prospectus)
4.2	††††	Subscription Agreement and Power of Attorney (applicable to all States except for Minnesota and Michigan)
4.3	†	Distribution Reinvestment Plan
5.1	*	Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.2	††	2004 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.3	††††	June 2005 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.4	†††††	November 2005 Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
5.5	***	Updated Opinion of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities
8.1	*	Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.2	††	2004 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.3	††††	June 2005 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.4	†††††	November 2005 Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
8.5	***	Updated Opinion of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.1	*	Consent of Levine, Garfinkel & Katz, LLP (contained in Exhibit 5.1)
23.2	*	Consent of Wendel, Rosen, Black & Dean, LLP (contained in Exhibit 8)
23.3	***	Consent of Moore Stephens Wurth Frazer and Torbet, LLP
23.4	††	2004 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.2)
23.5	††	2004 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.6	††††	June 2005 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.3)
23.7	††††	June 2005 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.8	†††††	November 2005 Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.4)
23.9	†††††	November 2005 Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
23.1		Updated Consent of Levine, Garfinkel & Katz, LLP with respect to the legality of the securities (contained in Exhibit 5.5)
23.1	***	Updated Consent of Wendel, Rosen, Black & Dean, LLP with respect to federal income tax matters
24	**	Power of Attorney (contained in Signature page)

*	Previously filed by the Company on Pre-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on August 1, 2003, File No. 333-105017.

**	Previously filed by the Company on Form S-11, filed with the Securities and Exchange Commission on May 5, 2003, File No. 333-105017.

†	Previously filed by the Company on Pre-Effective Amendment No. 3 to Form S-11, filed with the Securities and Exchange Commission on September 2, 2003, File No. 333-105017.

††	Previously filed by the Company on Post-Effective Amendment No. 1 to Form S-11, filed with the Securities and Exchange Commission on April 29, 2004, File No. 333-105017.

†††	Previously filed by the Company on Post-Effective Amendment No. 2 to Form S-11, filed with the Securities and Exchange Commission on May 4, 2004, File No. 333-105017.

††††	Previously filed by the Company on Post-Effective Amendment No. 3 to Form S-11, filed with the Securities and Exchange Commission on June 3, 2005, File No. 333-105017.

†††††	Previously filed by the Company on Post-Effective Amendment No. 4 to Form S-11, filed with the Securities and Exchange Commission on November 16, 2005, File No. 333-105017.

***	Previously filed by the Company on Post-Effective Amendment No. 5 to Form S-11, filed with the Securities and Exchange Commission on April 28, 2006, File No. 333-105017.